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(KPMG Peat Marwick LLP Letterhead)


INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Advantus Mortgage Securities Fund, Inc.


We consent to the use of our report included herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "COUNSEL AND INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.


                                   /s/ KPMG Peat Marwick LLP

                                   KPMG Peat Marwick LLP


Minneapolis, Minnesota
November 26, 1997